UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 6, 2018

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 2.01                                           Completion of Acquisition or Disposition of Assets

As previously disclosed, on April 13, 2018, Daseke, Inc. (the “Company”) and Daseke Companies, Inc., a wholly owned subsidiary of the Company (“Daseke Purchaser”), entered into an Arrangement Agreement (the “Agreement”) with Aveda Transportation and Energy Services Inc., a corporation existing under the laws of the Province of Alberta (“Aveda”), 1277119 Alberta Ltd., Rodan Transport (U.S.A.) Ltd. and 2111943 Alberta Ltd., pursuant to which, and subject to the terms and conditions thereof, among other things, Daseke Purchaser agreed to acquire all of the outstanding common shares of Aveda, as described in the Current Report on Form 8-K filed by the Company on April 18, 2018.

On June 6, 2018, pursuant to the Agreement and the Plan of Arrangement attached thereto, Daseke Purchaser acquired all of the outstanding common shares of Aveda for an aggregate purchase price consisting of US$27.3 million in cash and 1,612,979 shares of the Company’s common stock (the “Consideration Shares”). Pursuant to the Agreement and the Plan of Arrangement attached thereto, each of the holders of Aveda common shares received, at the holder’s election, C$0.90 in cash, 0.0751 shares of the Company’s common stock or a combination thereof in exchange for each Aveda common share. In addition, the Company has agreed to pay to the holders of Aveda common shares up to C$0.45 in cash per Aveda common share, which amount is contingent on and based upon Aveda’s Company EBITDA (as defined in the Agreement) meeting certain thresholds set forth in the Agreement during the period specified in the Agreement. On June 6, 2018, the Company also repaid US$54.8 million of Aveda’s outstanding debt. Both this repayment and the cash portion of the purchase price for the Aveda common shares were made with cash on hand.

The description above of the Agreement and the Plan of Arrangement attached thereto is not complete and is qualified in its entirety by reference to the terms of the Agreement, a copy of which was originally filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 18, 2018 and is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities

The disclosure under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Consideration Shares were issued in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts from the registration requirements of the Securities Act any securities that are issued in exchange for one or more bona fide outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court expressly authorized by law to grant such approval. Following the requisite approval by Aveda’s shareholders and a hearing at which such persons had the right to appear, Aveda received a final order from the Court of Queen’s Bench of Alberta as to the fairness of the Plan of Arrangement.

Item 9.01.                                        Financial Statements and Exhibits

(a)                                 Financial statements of businesses acquired.

Any financial statements required to be filed in response to this Item 9.01(a) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

(b)                                 Pro forma financial information.

Any pro forma financial information required to be filed in response to this Item 9.01(b) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

(d)                                 Exhibits.

2.1

Arrangement Agreement, dated April 13, 2018, by and among Daseke, Inc., Daseke Companies, Inc., Aveda Transportation and Energy Services Inc., 1277119 Alberta Ltd., Rodan Transport (U.S.A.) Ltd. and 2111943 Alberta Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 18, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

June 8, 2018	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Senior Vice President, Chief Accounting Officer, Corporate Controller and Assistant Secretary